Exhibit 31.2

CAO CERTIFICATION

Rule 13a-14(a)/15d-14(a) Certification

I, Jonathan T. Cohen, certify that:

1. I have reviewed this amendment to the annual report on Form 10-K/A of Verticalnet, Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ Jonathan T. Cohen
Jonathan T. Cohen Vice President and Chief Accounting Officer

Date: April 30, 2007